Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-227281) of PGT Innovations, Inc., and

(2) Registration Statements (Form S-8 Nos. 333-231721, 333-196048, 333-166075, 333-146719, and 333-135616) of PGT Innovations, Inc.;

of our reports dated March 1, 2022, with respect to the consolidated financial statements and schedule of PGT Innovations, Inc. and the effectiveness of internal control over financial reporting of PGT Innovations, Inc. included in this Annual Report (Form 10-K) of PGT Innovations, Inc. for the year ended January 1, 2022.

/s/ Ernst & Young LLP

Tampa, Florida

March 1, 2022